Exhibit 4.3

FIRST AMENDMENT

TO

AMENDED & RESTATED

TERM LOAN CREDIT AGREEMENT

AMONG

SUNDANCE ENERGY AUSTRALIA LIMITED,

AS PARENT,

SUNDANCE ENERGY, INC.,

AS BORROWER,

MORGAN STANLEY ENERGY CAPITAL INC.,

 AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

Dated as of July 31, 2018

FIRST AMENDMENT TO AMENDED & RESTATED

TERM LOAN CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED & RESTATED TERM LOAN CREDIT AGREEMENT (this “Amendment”) dated as of July 31, 2018 (the “Closing Date”) is among SUNDANCE ENERGY AUSTRALIA LIMITED, a limited company organized and existing under the laws of South Australia (“Parent”), SUNDANCE ENERGY, INC., a Colorado corporation (the “Borrower”), MORGAN STANLEY ENERGY CAPITAL INC., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), and each of the lenders party hereto (individually a “Lender” and collectively, the “Lenders”).

RECITALS

A.        The Parent, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended & Restated Term Loan Credit Agreement dated as of April 23, 2018 (as further amended, modified, supplemented, restated, replaced or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) pursuant to which the Lenders have made certain Loans and other credit available to and on behalf of the Borrower.

B.         The Parent, the Borrower and the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

C.         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all article and section references in this Amendment refer to the Credit Agreement.

Section 2.        Amendments and Agreements.

2.1       Section 1.02.  Section 1.02 is hereby amended to add the following terms in appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“First Amendment” means that certain First Amendment to Amended and Restated Term Loan Credit Agreement dated as of July 31, 2018 by and among the Borrower, the Parent, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means the date that all conditions to the effectiveness of the First Amendment have occurred.

2.2       Section 3.03.  The first of the two complete sentences contained in the paragraph at the end of Section 3.03 is hereby amended to read in its entirety as follows:

If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.03(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.03(a) have not arisen but either (w) the supervisor for the administrator of the LIBO Rate has made a public statement that the administrator of the LIBO Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Rate), (x) the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Rate), (y) the supervisor for the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate may no longer be used for determining interest rates for loans, then the Administrative Agent, in consultation with the Required Lenders and the Borrower, shall endeavor in good faith to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Borrower and the Administrative Agent shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.

2.3       Section 7.30.  Section 7.30 is hereby added to read in its entirety as follows:

Section 7.30. Beneficial Ownership.  As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

2.4       Section 8.01(q).  Section 8.01(q) is hereby added to read in its entirety as follows:

(q)        Beneficial Ownership.  Prompt written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

2.5       Section 8.14(b).  The first sentence of Section 8.14(b) is hereby amended to read in its entirety as follows:

Parent and the Borrower shall promptly cause each newly created or acquired Subsidiary (other than any Immaterial Subsidiary) and any Immaterial Subsidiary that becomes a Material Subsidiary to guarantee the Secured Obligations pursuant to the Guarantee and Collateral Agreement, including pursuant to a supplement or joinder thereto.

2.6       Section 9.17.   Section 9.17(a)(iii) is hereby amended to read as follows:

(iii) the notional volumes for which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed and at any time thereafter (such notional volumes to be based upon the projections contained in the then-most recently delivered Reserve Report and drilling plan furnished to the Lenders), (A) 80% of the reasonably projected production from the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for each month during the period commencing on the month when such Swap Agreement is executed and ending 36 months later; and (B) 80% of the reasonably projected production from the Proved Reserves classified as Developed Producing Reserves attributable to the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for each month during the period commencing on the 37th month after when such Swap Agreement is executed and ending on the 60th month after when such Swap Agreement is executed; provided that if the Borrower and the Required Lenders agree in writing (including by email), then (x) the notional volumes referred to in this Section 9.17(a)(iii) (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) may instead not exceed a percentage of reasonably projected production from the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, that is reasonably acceptable to the Required Lenders and agreed to by the Borrower and (y) the projections of notional volume upon which the percentage referred to in clause (x) are based may be as are reasonably acceptable to the Required Lenders and agreed to by the Borrower,

Section 3.        Conditions Precedent.  The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3 (or their waiver in accordance with Section 12.02 of the Credit Agreement), each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

3.1       Amendment.  The Administrative Agent shall have received executed multiple counterparts as requested of this Amendment from the Parent, the Borrower and the Required Lenders.

3.2       Fees and Expenses.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including the fees and expenses of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent).

3.3       Amendment to Revolving Credit Agreement.  The Administrative Agent shall have received a certificate dated as of the Closing Date, confirming that attached is a true and complete copy of an amendment to the Revolving Credit Agreement that amends Section 8.14(b) and Section 9.17 of the Revolving Credit Agreement in substantially the same manner as the amendments to Section 8.14(b) and Section 9.17 of the Credit Agreement effected by Section 2 of this Amendment.

3.4       Beneficial Ownership.  At least five days prior to the date this Amendment is to be effective, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to the Borrower.

3.5       Acknowledgment Letter.  The Administrative Agent shall have received an executed counterpart from the Revolving Agent of that certain Acknowledgement Letter, dated as of the date hereof, by and between the Administrative Agent and the Revolving Agent and with respect to the Intercreditor Agreement.

3.6       Other.  The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Section 4.        Ratification and Affirmation; Representations and Warranties; Etc.  Each Loan Party hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

Section 5.        Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1       Loan Document.  This Amendment shall constitute a Loan Document as such term is defined in the Credit Agreement.

5.2       Effect Upon Credit Agreement.  Except as specifically amended hereby, the Credit Agreement shall remain in full force and effect following the effectiveness of this Amendment.

5.3       No Waiver; Interpretation.  The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document (except as specifically set forth in this Amendment) or (b) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan

Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

Section 6.        Miscellaneous.

6.1       RELEASE.  EACH LOAN PARTY, IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND THE UNDERSIGNED LENDERS’ EXECUTION AND DELIVERY OF THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, UNCONDITIONALLY, FREELY, VOLUNTARILY AND, AFTER CONSULTATION WITH COUNSEL AND BECOMING FULLY AND ADEQUATELY INFORMED AS TO THE RELEVANT FACTS, CIRCUMSTANCES AND CONSEQUENCES, RELEASES, WAIVES AND FOREVER DISCHARGES (AND FURTHER AGREES NOT TO ALLEGE, CLAIM OR PURSUE) ANY AND ALL CLAIMS, RIGHTS, CAUSES OF ACTION, COUNTERCLAIMS OR DEFENSES OF ANY KIND WHATSOEVER, IN CONTRACT, IN TORT, IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, DIRECT OR DERIVATIVE, WHICH EACH LOAN PARTY OR ANY PREDECESSOR, SUCCESSOR OR ASSIGN MIGHT OTHERWISE HAVE OR MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, THE LENDERS, THEIR PRESENT OR FORMER SUBSIDIARIES AND AFFILIATES OR ANY OF THE FOREGOING’S OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR OTHER REPRESENTATIVES OR AGENTS IN EACH CASE ON ACCOUNT OF ANY CONDUCT, CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, DEMAND, COVENANT, PROMISE, INDEBTEDNESS, CLAIM, RIGHT, CAUSE OF ACTION, SUIT, DAMAGE, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND WHATSOEVER WHICH EXISTED, AROSE OR OCCURRED AT ANY TIME PRIOR TO THE EFFECTIVE DATE RELATING TO THE LOAN DOCUMENTS, THIS AMENDMENT AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.  THE FOREGOING RELEASE SHALL SURVIVE THE TERMINATION OF THE LOAN DOCUMENTS AND THIS AMENDMENT.

6.2       Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

6.3       No Oral Agreement.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.4       Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.5       Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.6       Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signatures Begin Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

PARENT:	SUNDANCE ENERGY AUSTRALIA LIMITED

By:
Name: Cathy Anderson
Title: Chief Financial Officer

BORROWER:	SUNDANCE ENERGY, INC.

By:
Name: Cathy Anderson
Title: Chief Financial Officer

OTHER LOAN PARTIES:	SEA EAGLE FORD, LLC

By:
Name: Cathy Anderson
Title: Chief Financial Officer

ARMADILLO E&P, INC.

By:
Name: Cathy Anderson
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:	Morgan Stanley Energy Capital Inc.,
as Administrative Agent

By:
Name: Parker Corbin
Title: Vice President

LENDER:	[___],
as a Lender

By:
Name:
Title: